UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Merrimack Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On February 28, 2017, a putative shareholder class action suit was filed by a purported stockholder of Merrimack Pharmaceuticals, Inc. (the “Company”) in the Superior Court of Massachusetts for the County of Middlesex against the Company and its directors. The case is captioned Robert Garfield v. Merrimack Pharmaceuticals Inc., et al., Civil Action No. 17-634 (the “Garfield Action”). The Garfield Action complaint alleges that the Company’s directors breached their fiduciary duties by entering into the Asset Purchase and Sale Agreement, dated January 7, 2017, with Ipsen S.A., and that the definitive proxy statement relating to the transactions contemplated thereby (the “Asset Sale”) contains inadequate disclosures and omissions. The Garfield Action seeks, among other things, to enjoin the consummation of the Asset Sale pending additional disclosures to the Company’s stockholders, as well as damages and certain other relief. The Company believes that the Garfield Action is without merit and intends to defend vigorously against all claims asserted.

Forward Looking Statements

This communication contains forward-looking statements of the Company that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this communication are forward-looking statements. Forward looking statements can be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. The Company’s forward-looking statements include, among others, statements about the Company’s expectations with respect to the consummation of the proposed transaction and the outcome of the Garfield Action. Actual events or results may differ materially from those described in this communication due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the asset sale (including the failure to obtain necessary approvals) in the anticipated timeframe or at all; whether stockholders approve the deal; whether any legal action is brought that results in a delay in or prohibition of the consummation of the transaction; whether the Company receives payments related to the milestone events under its contract with Shire, when expected or at all, or under the Asset Sale Agreement; whether the Company’s expenses are as predicted; the amount of any working capital adjustment in the transaction; whether the Company is able to satisfy the necessary legal tests required to make the anticipated dividend; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; other business effects, including the effects of industry, market, economic, political or regulatory conditions; and those risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2017, the Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 14, 2017 and its other filings with the SEC. The forward-looking statements in this communication represent the Company’s views as of the date of this communication. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this communication.

Additional Information about the Transaction and Where to Find It

This disclosure is being made in respect of the asset sale contemplated by the Asset Sale Agreement. In connection with the proposed asset sale, the Company recently filed a proxy statement and other relevant material with the SEC. The Company is holding a special meeting of its stockholders on March 30, 2017 (the “Special Meeting”). This communication does not constitute a solicitation of any vote or proxy from any stockholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND OTHER RELEVANT DOCUMENTS AND MATERIALS FILED WITH THE SEC AND INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET SALE. The definitive proxy statement has been mailed to the Company’s stockholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s internet website, www.sec.gov. The proxy statement and other pertinent documents may be obtained free of charge at the Company’s website, www.merrimack.com, or by directing a written request to Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, telephone number 617-441-1000.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Special Meeting. Information about the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017 and the proxy statement for the Company’s 2016 annual meeting of stockholders filed with the SEC on April 25, 2016. Additional information regarding these persons and their interests in the transaction is included in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 14, 2017. These documents can be obtained free of charge from the sources indicated above.